UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2010

THE PANTRY, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-25813
Delaware	56-1574463
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina (Address of principal executive offices)	27511 (Zip code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 4, 2010, The Pantry, Inc. (the “Company”) issued a press release announcing, among other things, results for its second quarter of its fiscal year ending September 30, 2010. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in Item 2.02 of this report, including the press release attached as Exhibit 99.1, is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, such information shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended.

Item 2.06 Material Impairments.

In connection with its annual impairment testing of goodwill, based on a combination of factors, including macroeconomic conditions and a sustained decline in the Company’s common stock price and market capitalization below the Company’s net book value, the Company concluded on April 28, 2010 that it was required to write down its goodwill.  The Company recorded an impairment charge of $227.4 million ($162.1 million net of tax) in the fiscal quarter ended March 25, 2010 relating to the write down of its goodwill.  The impairment charge will not result in any current or future cash expenditures.

On May 4, 2010, the Company issued a press release announcing the impairment described above.  The text of the press release is furnished as Exhibit 99.1 to this Report.

Item 9.01  Exhibits.

Exhibit No.	Description

99.1	Press release dated May 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

	By:	/s/ Frank G. Paci
Frank G. Paci Executive Vice President, Chief Financial Officer and Secretary

Date: May 4, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated May 4, 2010